Exhibit 99.1

Oaktree Strategic Income Corporation Announces Fourth Fiscal Quarter 2018 Financial Results and Declares Distribution of $0.155 Per Share

LOS ANGELES, CA, November 29, 2018 — Oaktree Strategic Income Corporation (NASDAQ: OCSI) (“Oaktree Strategic Income” or the “Company”), a specialty finance company, today announced its unaudited financial results for the fiscal quarter ended September 30, 2018.

Fourth Fiscal Quarter 2018 Highlights

•	Total investment income of $14.7 million ($0.50 per share), up from $11.7 million ($0.40 per share) for the third fiscal quarter of 2018;

•	Net investment income of $5.6 million ($0.19 per share), up from $5.1 million ($0.17 per share) for the third fiscal quarter of 2018;

•	Net asset value (“NAV”) per share of $10.04, up from $9.91 for the third fiscal quarter of 2018;

•	Originated $91.8 million of new investment commitments and received $101.7 million of proceeds from prepayments, exits, other paydowns and sales; and

•	A quarterly dividend was declared of $0.155 per share, payable on December 28, 2018 to stockholders of record on December 17, 2018.

Management Commentary

Edgar Lee, Chief Executive Officer and Chief Investment Officer of Oaktree Strategic Income Corporation said, “OCSI finished the year strong, highlighted by solid earnings growth and excellent credit quality. Since we began managing OCSI a year ago, we have made significant progress towards optimizing the portfolio as core investments now represent over 88 percent of our portfolio, up from 41 percent as of September 30, 2017. Given our meaningful progress to date, we believe we are well positioned to further enhance our return on equity to our shareholders in 2019.”

Portfolio and Investment Activity

As of September 30, 2018, the fair value of the Company’s investment portfolio was $556.8 million and was comprised of investments in 75 companies, including the Company’s investments in OCSI Glick JV LLC (“OCSI Glick JV”).

At fair value, 89.1% of the Company’s portfolio as of September 30, 2018 consisted of senior secured floating-rate debt investments, including 85.0% of first lien loans and 4.1% of second lien loans; 10.5% consisted of a subordinated note investment in the OCSI Glick JV; and 0.4% consisted of equity investments in other portfolio companies.

As of September 30, 2018, the OCSI Glick JV had $166.2 million in assets, including senior secured loans to 31 portfolio companies. The joint venture generated income of $1.5 million for Oaktree Strategic Income during the quarter ended September 30, 2018.

The weighted average yield on the Company’s debt investments as of September 30, 2018, including the return on the Company’s subordinated note investment in OCSI Glick JV, was 7.7%.

During the quarter ended September 30, 2018, the Company originated $91.8 million of new investment commitments in 13 new portfolio companies and two existing portfolio company and funded $91.0 million of investments across new and existing portfolio companies.

During the quarter, the Company received $101.7 million of proceeds from various prepayments, exits, other paydowns and sales and exited nine investments.

Results of Operations

Total investment income for the quarter ended September 30, 2018 was $14.7 million, including $13.4 million of cash interest income, $0.5 million of payment-in-kind (“PIK”) interest income and $0.8 million of fee income from portfolio investments. PIK interest income, net of PIK collected in cash, represented 3.6% of total investment income for the quarter ended September 30, 2018. Total investment income increased $3.1 million from the quarter ended June 30, 2018, which was primarily attributable to the acceleration of interest income and prepayments fees earned in connection with the exit of a certain investment.

Net expenses for the quarter were $9.2 million, a $2.6 million increase from $6.6 million in the prior quarter. The increase was primarily due to a $2.2 million increase in interest expense, which was mainly attributable to a $2.0 million write-off of previously unamortized financing costs in connection with the redemption of the $309.0 million debt securitization.

Net realized and unrealized gain on the Company’s investment portfolio for the quarter ended September 30, 2018 was $2.8 million.

Liquidity and Capital Resources

As of September 30, 2018, the Company had $16.4 million of cash and cash equivalents (including restricted cash), total principal value of debt outstanding of $275.1 million, and $179.9 million of undrawn capacity on its credit facilities, subject to borrowing base and other limitations. The weighted average interest rate on debt outstanding was 4.3% as of September 30, 2018.

As of September 30, 2018, the Company’s total leverage ratio was 0.93x debt-to-equity.

Distribution Declaration

The Company’s Board of Directors declared a quarterly distribution of $0.155 per share, payable on December 28, 2018 to stockholders of record on December 17, 2018.

Distributions are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Portfolio Asset Quality

As of September 30, 2018, there was one investment on which the Company had stopped accruing cash and/or PIK interest or original issue discount (“OID”) income that, in the aggregate, represented 0.14% of the debt portfolio at cost and 0.01% at fair value.

($ in thousands)
Non-Accrual - Debt Investments	As of September 30, 2018	As of September 30, 2017
Non-Accrual Investments at Fair Value	$50	$6,293
Non-Accrual Investments/Total Debt Investments at Fair Value	0.01%	1.1%

Oaktree Strategic Income Corporation

Consolidated Statements of Assets and Liabilities

	September 30, 2018	June 30, 2018 (unaudited)	September 30, 2017
ASSETS
Investments at fair value:
Control investments (cost September 30, 2018: $73,501,970; cost June 30, 2018: $72,973,228; cost September 30, 2017: $71,340,632)	$58,512,170	$57,707,953	$57,606,674
Affiliate investments (cost September 30, 2018: $0; cost June 30, 2018: $0; cost September 30, 2017: $17,479,053)	—	—	935,913
Non-control/Non-affiliate investments (cost September 30, 2018: $499,423,794; cost June 30, 2018: $516,498,332; cost September 30, 2017: $516,270,639)	498,329,658	513,086,230	501,894,073

Total investments at fair value (cost September 30, 2018: $572,925,764; cost June 30, 2018: $589,471,560; cost September 30, 2017: $605,090,324)	556,841,828	570,794,183	560,436,660
Cash and cash equivalents	10,439,023	13,296,085	35,604,127
Restricted cash	5,992,764	10,982,637	7,408,260
Interest, dividends and fees receivable	3,139,334	2,678,368	3,014,075
Due from portfolio companies	167,946	8,951	286,260
Receivables from unsettled transactions	5,143,533	4,620,469	505,000
Deferred financing costs	2,469,675	2,101,795	1,222,933
Derivative asset at fair value	45,807	—	—
Other assets	891,960	968,876	185,336

Total assets	$585,131,870	$605,451,364	$608,662,651

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$649,781	$867,845	$482,877
Base management fee and incentive fee payable	1,915,682	1,711,290	2,236,187
Due to affiliate	1,700,952	2,491,450	450,517
Interest payable	1,130,735	2,510,079	1,996,171
Payables from unsettled transactions	8,932,500	47,366,994	49,029,789
Director fees payable	—	—	98,008
Credit facilities payable	275,056,800	80,556,800	82,956,800
Notes payable (net of $0, $2,006,553 and $2,224,132 of unamortized financing costs as of September 30, 2018, June 30, 2018 and September 30, 2017, respectively)	—	177,993,447	177,775,868

Total liabilities	289,386,450	313,497,905	315,026,217
Commitments and contingencies
Net assets:
Common stock, $0.01 par value, 150,000,000 shares authorized; 29,466,768 shares issued and outstanding as of September 30, 2018, June 30, 2018 and September 30, 2017	294,668	294,668	294,668
Additional paid-in-capital	370,751,389	373,995,934	373,995,934
Accumulated overdistributed earnings	(75,300,637)	(82,337,143)	(80,654,168)

Total net assets (equivalent to $10.04, $9.91 and $9.97 per common share as of September 30, 2018, June 30, 2018 and September 30, 2017, respectively)	295,745,420	291,953,459	293,636,434

Total liabilities and net assets	$585,131,870	$605,451,364	$608,662,651

Oaktree Strategic Income Corporation

Consolidated Statements of Operations

	Three months ended September 30, 2018 (unaudited)	Three months ended June 30, 2018 (unaudited)	Three months ended September 30, 2017 (unaudited)	Year ended September 30, 2018	Year ended September 30, 2017
Interest income:
Control investments	$928,198	$1,074,611	$1,290,389	$3,970,056	$5,541,299
Affiliate investments	—	—	—	—	331,804
Non-control/Non-affiliate investments	12,443,148	9,642,088	9,559,293	39,139,739	38,489,924
Interest on cash and cash equivalents	64,691	74,887	68,306	273,552	166,896

Total interest income	13,436,037	10,791,586	10,917,988	43,383,347	44,529,923

PIK interest income:
Control investments	528,743	562,883	223,125	2,161,339	223,125
Affiliate investments	—	—	—	—	164,331
Non-control/Non-affiliate investments	7,634	7,669	—	26,059	20,965

Total PIK interest income	536,377	570,552	223,125	2,187,398	408,421

Fee income:
Affiliate investments	—	14,822	—	14,822	9,647
Non-control/Non-affiliate investments	751,808	283,864	1,022,638	2,084,980	2,199,909

Total fee income	751,808	298,686	1,022,638	2,099,802	2,209,556

Dividend and other income:
Control investments	—	—	(343,272)	—	(576,044)

Total dividend and other income	—	—	(343,272)	—	(576,044)

Total investment income	14,724,222	11,660,824	11,820,479	47,670,547	46,571,856

Expenses:
Base management fee	1,437,341	1,414,815	1,420,696	5,657,786	5,654,699
Part I incentive fee	1,180,825	1,002,145	815,491	2,923,076	3,236,320
Professional fees	308,234	618,423	543,226	2,691,950	1,515,536
Directors fees	105,000	114,093	153,008	479,093	538,072
Interest expense	5,482,159	3,235,080	2,645,090	14,379,881	10,769,842
Administrator expense	197,206	326,998	205,152	1,085,819	661,170
General and administrative expenses	446,961	225,132	516,854	1,383,871	2,030,756

Total expenses	9,157,726	6,936,686	6,299,517	28,601,476	24,406,395
Fees waived	3,184	(347,760)	—	(702,261)	(6,232)
Insurance recoveries	—	—	—	—	(250,000)

Net expenses	9,160,910	6,588,926	6,299,517	27,899,215	24,150,163

Net investment income	5,563,312	5,071,898	5,520,962	19,771,332	22,421,693

Unrealized appreciation (depreciation) on investments and foreign currency:
Control investments	275,475	(750,211)	(4,230,858)	(1,255,842)	(5,933,119)
Affiliate investments	—	16,333,131	(10,314,600)	16,543,140	(13,595,800)
Non-control/Non-affiliate investments	2,218,715	5,630,684	(5,455,743)	13,282,430	1,739,837
Foreign currency forward contract	45,807	—	—	45,807	—

Net unrealized appreciation (depreciation) on investments and foreign currency	2,539,997	21,213,604	(20,001,201)	28,615,535	(17,789,082)

Net unrealized (appreciation) depreciation on secured borrowings	—	—	—	—	(14,575)
Realized gain (loss) on investments, secured borrowings and foreign currency:
Affiliate investments	—	(15,914,944)	—	(15,914,916)	—
Non-control/Non-affiliate investments	379,381	(8,645,426)	17,060	(11,675,522)	(13,384,915)
Foreign currency forward contract	(123,380)	—	—	(123,380)	—

Net realized gain (loss) on investments, secured borrowings and foreign currency	256,001	(24,560,370)	17,060	(27,713,818)	(13,384,915)

Net increase (decrease) in net assets resulting from operations	$8,359,310	$1,725,132	$(14,463,179)	$20,673,049	$(8,766,879)

Net investment income per common share — basic and diluted	$0.19	$0.17	$0.19	$0.67	$0.76
Earnings (loss) per common share — basic and diluted	$0.28	$0.06	$(0.49)	$0.70	$(0.30)
Weighted average common shares outstanding — basic and diluted	29,466,768	29,466,768	29,466,768	29,466,768	29,466,768

Conference Call Information

Oaktree Strategic Income will host a conference call to discuss its fourth fiscal quarter results at 12:30 p.m. Eastern Time / 9:30 a.m. Pacific Time on November 29, 2018. The conference call may be accessed by dialing (877) 507-4376 (U.S. callers) or +1 (412) 317-5239 (non-U.S. callers), participant password “Oaktree Strategic Income.” During the earnings conference call, Oaktree Strategic Income intends to refer to an investor presentation that will be available on the Investors section of the Oaktree Strategic Income website, www.oaktreestrategicincome.com. Alternatively, a live webcast of the conference call can be accessed on Oaktree Strategic Income’s website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available on Oaktree Strategic Income’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10125431, beginning approximately one hour after the broadcast.

About Oaktree Strategic Income Corporation

Oaktree Strategic Income Corporation (NASDAQ:OCSI) is a specialty finance company dedicated to providing customized capital solutions for middle-market companies in both the syndicated and private placement markets. The firm seeks to generate a stable source of current income while minimizing the risk of principal loss and, to a lesser extent, capital appreciation by providing innovative first-lien financing solutions to companies across a wide variety of industries. The company is regulated as a business development company under the Investment Company Act of 1940, as amended. Oaktree Strategic Income is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Strategic Income’s website at www.oaktreestrategicincome.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Strategic Income Corporation

Michael Mosticchio

(212) 284-1900

ocsi-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com